Pangaea Logistics Solutions Ltd. Reports Financial Results for the Quarter Ended March 31, 2020
NEWPORT, RI - May 13, 2020 - Pangaea Logistics Solutions Ltd. (“Pangaea” or the “Company”) (NASDAQ: PANL), a global provider of comprehensive maritime logistics solutions, announced today its results for the three months ended March 31, 2020.
1st Quarter Highlights

•	Net loss attributable to Pangaea Logistics Solutions Ltd. was $6.8 million for three months ended March 31, 2020 as compared to $3.7 million of net income for the same period of 2019.

◦	Non-GAAP adjusted net loss attributable to Pangaea Logistics Solutions Ltd. of $4.0 million as compared to $1.4 million net income for the three months ended March 31, 2019.

•	Net loss per share was $0.16 for three months ended March 31, 2020 as compared to earnings per share of $0.09 for the same period of 2019.

◦	Adjusted loss per share of $0.09, compared to adjusted earnings per share of $0.03 for the three months ended March 31, 2019.

•
Pangaea's TCE rates were $10,508 for the three months ended March 31, 2020 and $12,029 for the three months ended March 31, 2019 while the market average for the first quarter of 2020 was approximately $5,920, giving the Company an overall average premium over market rates of approximately $4,588 or 78%.

•	Adjusted EBITDA of $2.9 million for the three months ended March 31, 2020.

•	Total revenue increased to $95.9 million for the three months ended March 31, 2020, from $79.5 million for the three months ended March 31, 2019 due to an increase in shipping days.

•	At the end of the quarter, Pangaea had $42.5 million in cash, restricted cash and cash equivalents.

Ed Coll, Chief Executive Officer of Pangaea Logistics Solutions, commented:

"The first quarter of 2020 was a challenging one for the industry on many levels. The dry bulk shipping market was weak as is usually expected in the first quarter, and the move to more expensive IMO 2020 compliant fuel increased bunker expenses during the first part of the quarter. The disruptions caused by the coronavirus global pandemic added to these challenges. Our practice remains steadfast in the face of these disruptions; we limit downside risks, avoid speculation, and serve our customers. This adherence delivered a premium of 78% over reported market indexes for the quarter, resulting in an adjusted net loss of $3.9 million in the face of a pandemic. We especially want to note that the unprecedented volatility of oil markets created a $2.9 million unrealized mark-to-market loss for the quarter on fuel hedges purchased against long term cargo commitments. Because we generally lock in margins on long term contracts of affreightment rather than hold bunker swaps, we report mark-to- market losses over the short term in order to protect our future operating margins as we perform for our customers under our COAs."

Mr. Coll added, "Following our cargo-driven chartering strategy, we balanced our fleet by redelivering vessels to their owners on schedule, and chartered-in new tonnage at a lower cost to match our cargo requirements. We continue to take steps to solidify our business and we stand ready to expand when opportunities are uncovered. Our world will see the end of the current pandemic, and we thank our dedicated crew and shore-based team for their efforts in challenging conditions. We will hopefully all be wiser for our difficulties, contributions, and experiences. When we see opportunities in our business, we will take advantage of them when they arise and expand our business in traditional ship operations and non-traditional ship service. Until then, we are working on the home front to support our communities through the donation of masks, gloves and other personal protective equipment to our first responders."

Results for the three months ended March 31, 2020 and 2019
Total revenue was $95.9 million for the three months ended March 31, 2020, compared with $79.5 million for the three months ended March 31, 2019. The total number of shipping days performed increased 16% to 4,576, compared to 3,938 days during the first quarter of 2019.
The average TCE rate was $10,508 per day for the three months ended March 31, 2020, compared to an average of $12,029 per day for the same period in 2019. The achieved premium over the average market increased by $4,588 per day or 78% for the three months ended March 31, 2020. The total number of shipping days increased 16% to 4,576 in the three months ended March 31, 2020, compared to 3,938 for the same period in 2019, predominantly due to the increase in voyage days.

Liquidity and Cash Flows
Cash, restricted cash and cash equivalents were $42.5 million as of March 31, 2020, compared with $53.1 million on December 31, 2019.
At March 31, 2020 and December 31, 2019, the Company had working capital of $28.4 million and $37.1 million, respectively. Operating cash flows during the three months ended March 31, 2020 was a net outflow of $6.8 million as compared to a net inflow of $12.0 million during the same period of 2019.
Investing cash flows during the three months ended March 31, 2020 was a net inflow of $7.5 million as compared to a net outflow of $11.6 million during the same period of 2019. Financing cash flows during the three months ended March 31, 2020 was a net outflow of $11.2 million as compared to net inflow of $5.1 million during the same period of 2019. The Company sold two vessels and paid off a lease obligation during the first quarter of 2020.
Conference Call Details
The Company’s management team will host a conference call to discuss the Company’s financial results on May 14, 2020 at 8:00 a.m., Eastern Time (ET). To access the conference call, please dial (888) 895-3561 (domestic) or (904) 685-6494 (international) approximately ten minutes before the scheduled start time and reference ID#3289376.
A supplemental slide presentation will accompany this quarter’s conference call and can be found attached to the Current Report on Form 8-K that the Company filed concurrently with this press release. This document will be available at http://www.pangaeals.com/company-filings or at sec.gov.
A recording of the call will also be available for two weeks and can be accessed by calling (800) 585-8367 (domestic) or (404) 537-3406 (international) and referencing ID#3289376.

Pangaea Logistics Solutions Ltd.
Consolidated Statements of Operations
(unaudited)

	Three Months Ended March 31,
	2020	2019
Revenues:
Voyage revenue	$86,523,891	$65,851,347
Charter revenue	9,356,046	13,692,838
	95,879,937	79,544,185
Expenses:
Voyage expense	47,795,912	32,174,107
Charter hire expense	32,325,447	24,947,369
Vessel operating expense	9,933,862	9,754,375
General and administrative	3,993,243	4,033,680
Depreciation and amortization	4,242,251	4,377,188
Gain on sale of vessels	(77,990)	—
Total expenses	98,212,725	75,286,719

(Loss) income from operations	(2,332,788)	4,257,466

Other (expense) income:
Interest expense, net	(2,116,320)	(2,207,168)
Interest expense on related party debt	—	(26,898)
Unrealized (loss)/gain on derivative instruments, net	(2,917,094)	2,289,786
Other income	596,556	167,820
Total other (expense) income, net	(4,436,858)	223,540

Net (loss) income	(6,769,646)	4,481,006
Income attributable to non-controlling interests	(25,729)	(778,452)
Net (loss) income attributable to Pangaea Logistics Solutions Ltd.	$(6,795,375)	$3,702,554

Earnings per common share:
Basic	$(0.16)	$0.09
Diluted	$(0.16)	$0.09

Weighted average shares used to compute earnings per common share:
Basic	43,341,005	42,601,227
Diluted	43,341,005	43,071,632

Pangaea Logistics Solutions Ltd.
Consolidated Balance Sheets

	March 31, 2020	December 31, 2019
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$39,972,746	$50,555,091
Restricted cash	1,000,000	1,000,000
Accounts receivable (net of allowance of $1,723,510 at March 31, 2020 and $1,908,841 at December 31, 2019)	23,140,149	28,309,402
Bunker inventory	19,156,816	21,001,010
Advance hire, prepaid expenses and other current assets	17,831,006	18,770,825
Vessel held for sale	—	8,319,152
Total current assets	101,100,717	127,955,480

Restricted cash	1,500,000	1,500,000
Fixed assets, net	287,533,664	281,474,857
Investment in newbuildings in-process	15,390,634	15,357,189
Finance lease right of use assets, net	46,493,362	53,615,305
Total assets	$452,018,377	$479,902,831

Liabilities and stockholders' equity
Current liabilities
Accounts payable, accrued expenses and other current liabilities	$35,556,515	$39,973,635
Related party debt	242,852	332,987
Deferred revenue	7,616,895	14,376,394
Current portion of secured long-term debt	22,240,674	22,990,674
Current portion of finance lease liabilities	6,902,370	12,549,208
Dividend payable	132,659	631,961
Total current liabilities	72,691,965	90,854,859

Secured long-term debt, net	81,143,060	83,649,717
Finance lease liabilities	55,768,735	57,498,217
Long-term liabilities - other	5,052,984	4,828,364
Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized and no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 100,000,000 shares authorized; 45,112,062 shares issued and outstanding at March 31, 2020; 44,886,122 shares issued and outstanding at December 31, 2019	4,512	4,489
Additional paid-in capital	158,564,477	157,504,895
Retained earnings	5,941,205	12,736,580
Total Pangaea Logistics Solutions Ltd. equity	164,510,194	170,245,964
Non-controlling interests	72,851,439	72,825,710
Total stockholders' equity	237,361,633	243,071,674
Total liabilities and stockholders' equity	$452,018,377	$479,902,831

Pangaea Logistics Solutions Ltd.
Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended March 31,
	2020	2019
Operating activities
Net (loss) income	$(6,769,646)	$4,481,006
Adjustments to reconcile net income to net cash (used in) provided by operations:
Depreciation and amortization expense	4,242,251	4,377,188
Amortization of deferred financing costs	176,526	182,802
Amortization of prepaid rent	30,568	29,649
Unrealized loss (gain) on derivative instruments	2,917,094	(2,289,786)
Gain from equity method investee	(429,360)	(128,250)
(Recovery) provision for doubtful accounts	(185,331)	487,372
Gain on sale of vessel	(77,990)	—
Drydocking costs	(2,903,277)	(381,059)
Share-based compensation	1,102,769	674,599
Change in operating assets and liabilities:
Accounts receivable	5,354,584	15,264,298
Bunker inventory	1,844,194	3,806,864
Advance hire, prepaid expenses and other current assets	1,369,179	(872,860)
Accounts payable, accrued expenses and other current liabilities	(6,729,172)	(5,363,850)
Deferred revenue	(6,759,499)	(8,308,254)
Net cash (used in) provided by operating activities	(6,844,753)	11,959,719

Investing activities
Purchase of vessels and vessel improvements	(283,446)	(11,426,174)
Purchase of fixed assets and equipment	—	(159,619)
Proceeds from sale of vessels	8,397,142	—
Net cash provided by (used in) investing activities	7,452,251	(11,585,793)

Financing activities
Payments of related party debt	(90,135)	(838,102)
Payments of financing fees and issuance costs	(149,118)	(260,225)
Payments of long-term debt	(3,284,067)	(4,203,014)
Proceeds from finance leases	—	13,000,000
Payments of finance lease obligations	(7,376,320)	(1,429,275)
Accrued common stock dividends paid	(499,302)	(1,135,000)
Cash paid for incentive compensation shares relinquished	(43,164)	—
Contributions from non-controlling interest recorded as long-term liability	322,750	—
Payments to non-controlling interest recorded as long-term liability	(70,487)	—
Net cash (used in) provided by financing activities	(11,189,843)	5,134,384

Net (decrease) increase in cash, cash equivalents and restricted cash	(10,582,345)	5,508,310
Cash, cash equivalents and restricted cash at beginning of period	53,055,091	56,114,735
Cash, cash equivalents and restricted cash at end of period	$42,472,746	$61,623,045

Supplemental cash flow information and disclosure of noncash items
Cash and cash equivalents	$39,972,746	$59,123,045
Restricted cash	2,500,000	2,500,000
	$42,472,746	$61,623,045

Pangaea Logistics Solutions Ltd.
Reconciliation of Non-GAAP Measures
(unaudited)

	Three Months Ended March 31,
	2020	2019
Net Transportation and Service Revenue (1)
Gross Profit	$1,628,571	$8,326,704
Add:
Vessel Depreciation and Amortization	4,196,145	4,341,630
Net transportation and service revenue	$5,824,716	$12,668,334

Adjusted EBITDA
(Loss) Income from operations	$(2,332,788)	$4,257,466
Depreciation and amortization	4,242,251	4,377,188
Gain on sale of vessel	(77,990)	—
Share-based compensation	$1,102,769	$674,599
Adjusted EBITDA	$2,934,242	$9,309,253

Earnings Per Common Share
Net (loss) income attributable to Pangaea Logistics Solutions Ltd.	$(6,795,375)	$3,702,554

Weighted average number of common shares outstanding - basic	43,341,005	42,601,227
Weighted average number of common shares outstanding - diluted	43,341,005	43,071,632

Earnings per common share - basic	$(0.16)	$0.09
Earnings per common share - diluted	$(0.16)	$0.09

Adjusted EPS
Net (loss) Income attributable to Pangaea Logistics Solutions Ltd.	$(6,795,375)	$3,702,554
Non-GAAP
Add: gain on sale of vessels	(77,990)	—
Unrealized loss (gain) on derivative instruments	2,917,094	(2,289,786)
Non-GAAP adjusted net (loss) income attributable to Pangaea Logistics Solutions Ltd.	$(3,956,271)	$1,412,768

Weighted average number of common shares - basic	43,341,005	42,601,227
Weighted average number of common shares - diluted	43,341,005	43,071,632

Adjusted EPS - basic	$(0.09)	$0.03
Adjusted EPS - diluted	$(0.09)	$0.03

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES. As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our consolidated financial statements prepared and presented in accordance with GAAP, this earnings release discusses non-GAAP financial measures, including non-GAAP net revenue and non-GAAP adjusted EBITDA. This is considered a non-GAAP financial measure as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use non-GAAP financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business by excluding charges that are not incurred in the normal course of business. Non-GAAP financial measures also facilitate management's internal planning and comparisons to our historical performance and liquidity. We believe certain non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.

Net transportation and service revenue. Net transportation and service revenue represents total revenue less the total direct costs of transportation and services, which includes charter hire, voyage and vessel operating expenses. Net transportation and service revenue is included because it is used by management and certain investors to measure performance by comparison to other logistic service providers. Net transportation and service revenue is not an item recognized by the generally accepted accounting principles in the United States of America, or U.S. GAAP, and should not be considered as an alternative to net income, operating income, or any other indicator of a company's operating performance required by U.S. GAAP. Pangaea’s definition of net transportation and service revenue used here may not be comparable to an operating measure used by other companies.

Adjusted EBITDA and adjusted EPS. Adjusted EBITDA represents income or loss from operations before depreciation, amortization and, when applicable, loss on sale and leaseback of vessel, loss on impairment of vessels, stock-based compensation and certain non-recurring charges. Earnings per share represents net income divided by the weighted average number of common shares outstanding. Adjusted earnings per share represents net income attributable to Pangaea Logistics Solutions Ltd. plus, when applicable, loss on sale of vessel, loss on sale and leaseback of vessel, loss on impairment of vessel, unrealized gains and losses on derivative instruments, and certain non-recurring charges, divided by the weighted average number of shares of common stock.

There are limitations related to the use of net revenue versus income from operations, adjusted EBITDA versus income from operations, and adjusted EPS versus EPS calculated in accordance with GAAP. In particular, Pangaea’s definition of adjusted EBITDA used here are not comparable to EBITDA.

The table set forth above provides a reconciliation of the non-GAAP financial measures presented during the period to the most directly comparable financial measures prepared in accordance with GAAP.

About Pangaea Logistics Solutions Ltd.

Pangaea Logistics Solutions Ltd. (NASDAQ: PANL) provides logistics services to a broad base of industrial customers who require the transportation of a wide variety of dry bulk cargoes, including grains, pig iron, hot briquetted iron, bauxite, alumina, cement clinker, dolomite, and limestone. The Company addresses the transportation needs of its customers with a comprehensive set of services and activities, including cargo loading, cargo discharge, vessel chartering, and voyage planning. Learn more at www.pangaeals.com.

Investor Relations Contacts

Gianni Del Signore	Tiya Gulanikar
Chief Financial Officer	Prosek Partners
401-846-7790	646-818-9288
Investors@pangaeals.com	tgulanikar@prosek.com

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are based on our current expectations and beliefs and are subject to a number of risk factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company disclaims any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise, except as required by law. Such risks and uncertainties include, without limitation, the strength of world economies and currencies, general market conditions, including fluctuations in charter rates and vessel values, changes in demand for dry bulk shipping capacity, changes in our operating expenses, including bunker prices, dry-docking and insurance costs, the market for our vessels, availability of financing and refinancing, charter counterparty performance, ability to obtain financing and comply with covenants in such financing arrangements, changes in governmental rules and regulations or actions taken by regulatory authorities, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents or political events, vessels breakdowns and instances of off-hires and other factors, as well as other risks that have been included in filings with the Securities and Exchange Commission, all of which are available at www.sec.gov.